SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Goldman Sachs BDC, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transactions applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

CFS Only Proxy Call Flow – Voting Campaigns Hello, I am trying to reach < SH Full Name >. Is he/she available? If yes, confirm SH identity Who’s Calling? (prior to confirming SH) My name is < First Name, Last name > and I am calling on a My name is < First name, Last name > and I’m calling recorded line regarding your investment in < Goldman Sachs on a recorded line regarding the upcoming < Goldman BDC, Inc.>. Sachs BDC, Inc. > stockholder meeting. Use Alternate Scripting (trust, custodian) if appropriate Is < SH Full Name > available? Materials were sent to you regarding the upcoming stockholder meeting and at this time we have not received your vote. The If yes If no Board is recommending a vote < Affirmative>. Would you like to vote along with the recommendations of the Board? Is there a better time If yes / If vote direction is given to reach them? If No / SH Declines to Vote If Households for same SH: < Use Appropriate Rebuttal followed by> I see you have additional Would you like to vote along with the investments with the < Goldman recommendations of the Board? Sachs BDC, Inc. >. Would you like to vote the same way on Vote direction is given SH Declines to Vote those investments? after rebuttals Thank you. I am recording a < For / Against / Abstain > vote on your < Goldman Sachs BDC, Inc. > investment(s) and will send a printed confirmation <for each> < If appropriate > to < Registration Street address >. We can be reached at < 1-877-632-0899> and are For confirmation purposes, may I have your city, state and zip code? available weekdays between 9am and 11 Eastern Time and between < noon > and < 6pm > Eastern Time on Saturday. For BEN Stockholders Only: Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you Thank you for your time and Thank you for your time. Have a great < day / have any concerns about your telephone vote. your vote. Have a great < day evening >. / evening >. If Households for additional SHs: Thank you. I see that < Other SH Name > also If yes If no holds an investment. May I speak to them? GSBDC